UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive, Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 23, 2013, the Company issued a press release announcing that its Board has declared adoption of a dividend policy that calls for the payment of an expected total annual cash dividend of $0.50 per common share, payable in the amount of $0.125 per share per quarter. Under the new policy, the first of the quarterly cash dividends will be paid on May 30, 2013 to stockholders of record at close of business on May 3, 2013. The press release announcing the dividend declaration is attached as Exhibit 99.1 hereto.

In the press release, the Company stated that future cash dividends are expected to be paid on a quarterly basis and will be at the discretion of the Board of Directors. The declaration of cash dividends in the future, pursuant to the Company’s dividend policy, is subject to final determination each quarter by the Board of Directors based on a number of factors, including the Company’s financial performance and its available cash resources, its cash requirements and alternative uses of cash that the Board may conclude would represent an opportunity to generate a greater return on investment for the Company. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar in amount to the amounts described in this press release or that the Board of Directors will not decide to suspend or discontinue the payment of cash dividends in the future.

In this same press release, the Company also announced that its Board has approved an extension of its previously announced share repurchase plan from May 15, 2013 until August 15, 2013, which authorizes the Company to purchase up to $100 million of its shares of common stock from time to time. The press release announcing the extension of the Company’s share repurchase program is attached as Exhibit 99.1 hereto.

The Company is under no obligation to repurchase shares under this share repurchase program. The timing, actual number and value of shares that may be repurchased under this program will depend on a number of factors, including the Company’s future financial performance and available cash resources, competing uses for its corporate funds, prevailing market prices of its common stock, the number of shares that become available for sale at prices that the Company believes are attractive, and regulatory requirements. For these reasons, as well as others, there can be no assurance that the Board of Directors will not decide to suspend purchases of shares under this share repurchase program or terminate the program altogether.

The foregoing description of the contents of the press release is qualified by reference to that press release, in its entirety, a copy of which is attached hereto as Exhibit 99.1 and made a part of this report.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01, and Exhibit 99.1 hereto, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Acacia Research Corporation on April 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 23, 2013	ACACIA RESEARCH CORPORATION

	By:	/s/ Clayton J. Haynes
Clayton J. Haynes
Chief Financial Officer

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